                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                       SUBSIDIARY                           STATE OF INCORPORATION
                       ----------                           ----------------------
Dan River Factory Stores, Inc.                                 Georgia
The Bibb Company                                               Delaware